SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: May 17, 2002
                  (Date of earliest event reported) May 8, 2002


                        DOBSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                   000-29225               73-1513309
(State or other jurisdiction of         (Commission             (IRS Employer
            incorporation)               File Number)        Identification No.)


                          14201 Wireless Way
                        Oklahoma City, Oklahoma           73134
               (Address of principal executive offices) (Zip Code)

                                 (405) 529-8500
              (Registrant's telephone number, including area code)

Information To Be Included in the Report

Item 5. Other Events

     On May 8, 2002, but effective January 1, 2002, the Registrant's subsidiary, Dobson Cellular Systems, Inc. and AT&T Wireless Services, Inc. amended the Operating Agreement between them originally dated April 16, 1998, as amended, to extend the term of the Operating Agreement until June 30, 2007 and to establish rates for the remaining term of the Operating Agreement.

     On May 8, 2002, but effective January 1, 2002, the Registrant's 50% owned joint venture, ACC Acquisition, LLC, and AT&T Wireless Services, Inc. amended the Amended and Restated Operating Agreement between them originally dated February 25, 2000 to establish rates for the Amended and Restated Operating Agreement through June 30, 2007.

Item 7.  Financial Statements and Exhibits:

     (c)  Exhibits

10.5.1* Second Addendum to Operating Agreement between AT&T Wireless Services, Inc. and its Affiliates and Dobson Cellular Systems, Inc. and its Affiliates dated May 8, 2002.

10.16.1* Addendum  to  Amended  and  Restated  Operating  Agreement between AT&T
         Wireless Services, Inc. and its Affiliates and ACC Acquisition LLC and its Affiliates dated May 8, 2002.
_______________

* Confidential treatment has been requested for this exhibit. As a result, this exhibit is omitted from this 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DOBSON COMMUNICATIONS CORPORATION


                               By BRUCE R. KNOOIHUIZEN
                                  Bruce R. Knooihuizen, Vice President and
                                  Chief Financial Officer

May 17, 2002

                                 EXHIBIT INDEX

Exhibit No.     Description                        Method of Filing
-----------     -----------                        ----------------

10.5.1  Second Addendum to Operating Agreement   Filed herewith electronically
        between AT&T Wireless  Services, Inc.
        and its Affiliates and Dobson Cellular
        Systems, Inc. and its Affiliates dated
        May 8, 2002.

10.16.1 Addendum to Amended and Restated         Filed herewith electronically
        Operating Agreement between AT&T
        Wireless Services, Inc. and its
        Affiliates and ACC Acquisition LLC
        and its Affiliates dated May 8, 2002.